Exhibit 99.1

Match Group Reports Third Quarter 2019 Results
Dallas, TX—November 5, 2019—Match Group (NASDAQ: MTCH) reported third quarter 2019 financial results today and separately released an investor presentation, which is available on the Investor Relations section of its website at https://ir.mtch.com.
Q3 2019 HIGHLIGHTS
•Total Revenue grew 22% over the prior year quarter to $541 million. Excluding foreign exchange effects, revenue would have grown 24%.
•Average Subscribers increased 19% to 9.6 million, up from 8.1 million in the prior year quarter.
•Tinder Average Subscribers were 5.7 million in Q3 2019, increasing 437,000 sequentially and 1.6 million year-over-year.
•Operating income was $177 million, an increase of 26% over the prior year quarter, and Adjusted EBITDA increased 25% over the prior year quarter to $206 million.
•ARPU grew 4% over the prior year quarter to $0.59. Excluding foreign exchange effects, ARPU was $0.60, an increase of 6% over the prior year quarter.
•On October 10, 2019, IAC conveyed to a special committee of disinterested directors of our Board of Directors a preliminary proposal for a transaction that would result in the full separation of Match Group from IAC. Our special committee is evaluating the proposal.
Key Financial and Operating Metrics

(In thousands, except EPS and ARPU)	Q3 2019	Q3 2018	Change
Revenue	$541,493	$443,943	22%
Operating Income	$176,604	$139,895	26%
Operating Income Margin	33%	32%	1.1 pt
Net earnings attributable to shareholders	$151,498	$130,159	16%
Diluted EPS	$0.51	$0.44	16%
Adjusted EBITDA	$206,131	$165,039	25%
Adjusted EBITDA Margin	38%	37%	0.9 pt
Average Subscribers	9,612	8,090	19%
ARPU	$0.59	$0.57	4%
YTD Operating Cash Flow	$472,867	$425,243	11%
YTD Free Cash Flow	$442,798	$403,963	10%
See reconciliations of GAAP to non-GAAP measures starting on page 6.

Liquidity and Capital Resources
For the nine months ended September 30, 2019, we generated operating cash flow of $473 million and Free Cash Flow of $443 million, both increasing over the prior year primarily due to increased net earnings and a higher use of cash related to other assets in the prior period, partially offset by the timing of a cash receipt, which we received in Q4 2018 instead of Q1 2019, where the comparable receipt in the prior year was received in Q1 2018.
We net settled all stock options that were exercised and restricted stock units that vested during the quarter ended September 30, 2019, utilizing $29 million of cash to pay employee withholding taxes, and we issued 0.3 million fewer dilutive shares as a result, at an effective price of $83.68. We repurchased 1.4 million shares during the quarter ended September 30, 2019 for $106 million on a trade date basis at an average price of $75.91, further mitigating the dilutive impact of stock-based compensation activity.
As of September 30, 2019, the Company had $366 million in cash and cash equivalents and $1.6 billion of long-term debt. The Company has a $500 million revolving credit facility, which was undrawn as of September 30, 2019, and currently remains undrawn.
Between October 1, 2019 and November 1, 2019, we repurchased an additional 0.3 million shares using $24 million in cash on a trade date basis at an average price of $73.64. In August 2019, our Board authorized an increase of 10 million shares in our previously announced share repurchase program. As of November 1, 2019, a total of 9.9 million shares remain available under the repurchase program.
Match Group’s trailing twelve-month leverage as of September 30, 2019 is 2.2x on a gross basis and 1.7x on a net basis.
As of September 30, 2019, Match Group had a total of 280.3 million common and class B common shares outstanding; and IAC’s economic ownership interest and voting interest in Match Group were 80.8% and 97.5%, respectively.
Income Taxes
In the third quarter of 2019 and 2018, Match Group recorded an income tax provision of $5 million and an income tax benefit from continuing operations of $6 million, respectively. Both periods are lower than the statutory rate of 21% due to (i) excess tax benefits generated by the exercise or vesting of stock-based awards and (ii) research credits, partially offset by state income taxes.
Potential Separation from IAC
On October 10, 2019, IAC conveyed to a special committee of disinterested directors of our Board of Directors a preliminary proposal for a transaction that would result in the full separation of Match Group from IAC. The proposal is more fully described in a Schedule 13D amendment filed by IAC with the Securities and Exchange Commission on October 11, 2019. Our special committee is evaluating the proposal. There can be no assurance that any transaction will occur or that if a transaction does occur as to the timing or terms of any such transaction.
Conference Call
Match Group will audiocast a conference call to answer questions regarding its third quarter financial results on Wednesday, November 6, 2019 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public, and the investor presentation reviewing the results has been posted, on Match Group’s investor relations website at https://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Revenue	$541,493	$443,943	$1,504,091	$1,272,506
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	138,225	107,512	385,114	298,790
Selling and marketing expense	113,581	108,374	327,132	316,806
General and administrative expense	67,752	45,187	184,379	130,113
Product development expense	36,609	34,027	113,563	98,531
Depreciation	8,081	8,513	24,109	25,059
Amortization of intangibles	641	435	1,464	914
Total operating costs and expenses	364,889	304,048	1,035,761	870,213
Operating income	176,604	139,895	468,330	402,293
Interest expense	(22,672)	(18,376)	(68,575)	(54,458)
Other income, net	2,787	894	3,837	4,677
Earnings from continuing operations, before tax	156,719	122,413	403,592	352,512
Income tax (provision) benefit	(5,313)	5,537	(1,184)	6,474
Net earnings from continuing operations	151,406	127,950	402,408	358,986
Loss from discontinued operations, net of tax	—	(378)	—	(378)
Net earnings	151,406	127,572	402,408	358,608
Net loss attributable to noncontrolling interests	92	2,587	97	3,787
Net earnings attributable to Match Group, Inc. shareholders	$151,498	$130,159	$402,505	$362,395

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.54	$0.47	$1.43	$1.31
Diluted	$0.51	$0.44	$1.36	$1.22

Basic shares outstanding	281,029	277,492	280,597	276,634
Diluted shares outstanding	295,721	296,789	295,888	297,317

Stock-based compensation expense by function:
Cost of revenue	$919	$493	$2,860	$1,768
Selling and marketing expense	1,199	745	3,925	2,526
General and administrative expense	10,854	8,567	33,915	23,817
Product development expense	7,833	6,336	30,117	21,699
Total stock-based compensation expense	$20,805	$16,141	$70,817	$49,810

MATCH GROUP CONSOLIDATED BALANCE SHEET

	September 30, 2019	December 31, 2018
	(In thousands)
ASSETS
Cash and cash equivalents	$366,447	$186,947
Accounts receivable, net	167,027	99,052
Other current assets	66,156	57,766
Total current assets	599,630	343,765

Right of use assets	46,546	—
Property and equipment, net	63,760	58,351
Goodwill	1,235,982	1,244,758
Intangible assets, net	234,315	237,640
Deferred income taxes	152,074	134,347
Long-term investments	9,076	9,076
Other non-current assets	20,781	25,124
TOTAL ASSETS	$2,362,164	$2,053,061

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$22,184	$9,528
Deferred revenue	233,519	209,935
Accrued expenses and other current liabilities	189,728	135,971
Total current liabilities	445,431	355,434

Long-term debt, net	1,602,628	1,515,911
Income taxes payable	12,424	13,918
Deferred income taxes	19,036	20,174
Other long-term liabilities	54,156	21,760

Redeemable noncontrolling interest	932	—

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Common stock	76	72
Class B convertible common stock	210	210
Additional paid-in capital	(154,644)	(57,575)
Retained earnings	856,283	453,778
Accumulated other comprehensive loss	(154,623)	(137,166)
Treasury stock	(319,934)	(133,455)
Total Match Group, Inc. shareholders’ equity	227,368	125,864
Noncontrolling interests	189	—
Total shareholders’ equity	227,557	125,864
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,362,164	$2,053,061

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings from continuing operations	$402,408	$358,986
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	70,817	49,810
Depreciation	24,109	25,059
Amortization of intangibles	1,464	914
Deferred income taxes	(18,254)	(23,821)
Acquisition-related contingent consideration fair value adjustments	—	265
Other adjustments, net	495	(100)
Changes in assets and liabilities
Accounts receivable	(68,557)	(21,456)
Other assets	3,129	(22,059)
Accounts payable and other liabilities	38,812	32,167
Income taxes payable and receivable	(6,125)	1,233
Deferred revenue	24,569	24,245
Net cash provided by operating activities attributable to continuing operations	472,867	425,243
Cash flows from investing activities attributable to continuing operations:
Net cash (used) acquired in business combinations	(3,759)	1,136
Capital expenditures	(30,069)	(21,280)
Purchases of investments	—	(3,000)
Other, net	1,071	39
Net cash used in investing activities attributable to continuing operations	(32,757)	(23,105)
Cash flows from financing activities attributable to continuing operations:
Borrowings under the Credit Facility	40,000	—
Principal payments on Credit Facility	(300,000)	—
Proceeds from Senior Notes offering	350,000	—
Debt issuance costs	(5,593)	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(167,183)	(181,756)
Purchase of treasury stock	(175,736)	(86,239)
Purchase of noncontrolling interests	—	(3,503)
Acquisition-related contingent consideration payments	—	(185)
Other, net	(25)	(616)
Net cash used in financing activities attributable to continuing operations	(258,537)	(272,299)
Total cash provided by continuing operations	181,573	129,839
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,141)	133
Net increase in cash, cash equivalents, and restricted cash	179,432	129,972
Cash, cash equivalents, and restricted cash at beginning of period	187,140	272,761
Cash, cash equivalents, and restricted cash at end of period	$366,572	$402,733

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Dollars in thousands)
Net earnings attributable to Match Group, Inc. shareholders	$151,498	$130,159	$402,505	$362,395
Add back:
Net loss attributable to noncontrolling interests	(92)	(2,587)	(97)	(3,787)
Loss from discontinued operations, net of tax	—	378	—	378
Income tax provision (benefit)	5,313	(5,537)	1,184	(6,474)
Other income, net	(2,787)	(894)	(3,837)	(4,677)
Interest expense	22,672	18,376	68,575	54,458
Operating Income	176,604	139,895	468,330	402,293
Stock-based compensation expense	20,805	16,141	70,817	49,810
Depreciation	8,081	8,513	24,109	25,059
Amortization of intangibles	641	435	1,464	914
Acquisition-related contingent consideration fair value adjustments	—	55	—	265
Adjusted EBITDA	$206,131	$165,039	$564,720	$478,341

Revenue	$541,493	$443,943	$1,504,091	$1,272,506
Operating income margin	33%	32%	31%	32%
Adjusted EBITDA margin	38%	37%	38%	38%
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Net cash provided by operating activities attributable to continuing operations	$472,867	$425,243
Capital expenditures	(30,069)	(21,280)
Free Cash Flow	$442,798	$403,963

MATCH GROUP RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPU)	Three Months Ended September 30,
	2019	Change	% Change	2018
Revenue, as reported	$541,493	$97,550	22%	$443,943
Foreign exchange effects	8,334
Revenue Excluding Foreign Exchange Effects	$549,827	$105,884	24%	$443,943

(Change calculated using non-rounded numbers)
ARPU, as reported	$0.59		4%	$0.57
Foreign exchange effects	0.01
ARPU, excluding foreign exchange effects	$0.60		6%	$0.57

International ARPU, as reported	$0.57		3%	$0.55
Foreign exchange effects	0.02
International ARPU, excluding foreign exchange effects	$0.59		7%	$0.55

(Dollars in thousands, except ARPU)	Nine Months Ended September 30,
	2019	Change	% Change	2018
Revenue, as reported	$1,504,091	$231,585	18%	$1,272,506
Foreign exchange effects	42,126
Revenue Excluding Foreign Exchange Effects	$1,546,217	$273,711	22%	$1,272,506

(Change calculated using non-rounded numbers)
ARPU, as reported	$0.58		2%	$0.57
Foreign exchange effects	0.02
ARPU, excluding foreign exchange effects	$0.60		5%	$0.57

International ARPU, as reported	$0.56		1%	$0.56
Foreign exchange effects	0.03
International ARPU, excluding foreign exchange effects	$0.59		6%	$0.56

DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

11/1/2019
Share Price	$73.00
Absolute Shares	280.0
Vested Options and Awards
Match Group Options	2.7
IAC Equity Awards	0.3
Total Dilution - Vested Options and Awards	3.0
Unvested Options and Awards
Match Group Options	5.2
Match Group RSUs	1.4
Total Dilution - Unvested Options and Awards	6.6

Total Dilution	9.6
% Dilution	3.3%
Total Diluted Shares Outstanding	289.6
The dilutive securities presentation in the above table is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the option exercise price and the estimated income tax benefit from the tax deduction received upon the exercise of options (both vested and unvested awards) is used to repurchase Match Group shares.
Match Group is currently net settling all exercised options net of both the exercise price and employee withholding taxes. If the table above assumed options were also net settled for employee withholding taxes at a 50% withholding rate, the dilution shown above would be reduced by 1.8 million and 3.3 million shares for vested and unvested options, respectively, and the withholding taxes paid by the Company on behalf of the employees would be $128.4 million and $243.3 million for vested and unvested options, respectively.
RSUs — The table above assumes RSUs are settled net of withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting assuming a withholding tax rate of 50%. Withholding taxes paid by the Company on behalf of the employees upon vesting would have been $190.2 million, assuming the stock price in the table above and a 50% withholding rate.  The table above also assumes the estimated income tax benefit from the tax deduction received upon the vesting of Match Group RSUs is used to repurchase Match Group shares.
IAC Equity Awards — IAC Equity awards represent options and market-based restricted stock units denominated in the shares of IAC that have been issued to employees of Match Group. Upon the exercise or vesting of IAC Equity awards, IAC will settle the awards with shares of IAC, and Match Group will issue additional shares of Match Group to IAC as reimbursement. The table above assumes the estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is used to repurchase Match Group shares.

PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing how our business performed without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments, which we describe below, between the GAAP and non-GAAP measures. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.
DEFINITIONS
Direct Revenue - is revenue that is received directly from end users of our products and includes both subscription and à la carte revenue.
Indirect Revenue - is revenue that is not received directly from end users of our products, substantially all of which is advertising revenue.
Subscribers - are users who purchase a subscription to one of our products. Users who purchase only à la carte features are not included in Subscribers.
Average Subscribers - is the number of Subscribers at the end of each day in the relevant measurement period divided by the number of calendar days in that period.
Average Revenue per Subscriber (“ARPU”) - is Direct Revenue from Subscribers in the relevant measurement period (whether in the form of subscription or à la carte) divided by the Average Subscribers in such period and further divided by the number of calendar days in such period. Direct Revenue from users who are not Subscribers and have purchased only à la carte features is not included in ARPU.
Leverage on a gross basis - is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis - is calculated as principal debt balance less cash divided by Adjusted EBITDA for the period referenced.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on November 6, 2019, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, the possibility of separating Match Group from IAC/InterActiveCorp, whether any agreement will be reached with respect to any separation transaction, the terms of any such transaction, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC, and the risks inherent in separating Match Group from IAC (including uncertainties related to, among other things, whether any agreement will be reached to proceed with a transaction, whether IAC will determine to proceed with any such transaction if an agreement can be reached, the final terms and conditions of any such transaction if such an agreement is reached, the costs and expected benefits of the proposed transaction, the expected timing of the transaction or whether it will be completed, whether any conditions to the transaction can be satisfied, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Match Group). Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of dating products available in over 40 languages to our users all over the world. Our portfolio of brands includes Tinder®, Match®, PlentyOfFish®, Meetic®, OkCupid®, OurTime®, Pairs™, and Hinge®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400

Justine Sacco
Match Group Corporate Communications
(212) 445-5088

Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 https://mtch.com